EXHIBIT 99.1

Willis Towers Watson Reports Second Quarter 2018 Earnings

Excluding the Revenue Standard Impact

  Reported Revenue was $2.0 billion an increase of 4%
  Organic Revenue increased 3%
  Net Income increased 117% to $89 million or 4.4% of revenue. Adjusted Net Income increased 26% to $249 million, a margin improvement of 218 basis points
  Adjusted EBITDA increased 10% to $427 million or 21.1% of revenue, a margin improvement of 130 basis points
  Diluted Earnings per Share increased 158% to $0.62
  Adjusted Diluted Earnings per Share increased 30% to $1.88
  For the first half of 2018 Cash Flows from Operating activities of $419 million
  For the first half of 2018 Free Cash Flow increased 39% to $278 million

Including the Revenue Standard Impact

  Reported Revenue was $2.0 billion
  Net Income was $65 million. Adjusted Net Income was $225 million
  Adjusted EBITDA was $392 million or 19.7% of revenue
  Diluted Earnings per Share were $0.44
  Adjusted Diluted Earnings per Share were $1.70
  For the first half of 2018 Cash Flows from Operating activities of $395 million
  For the first half of 2018 Free Cash Flow was $254 million

ARLINGTON, Va. and LONDON, Aug. 02, 2018 (GLOBE NEWSWIRE) -- Willis Towers Watson (NASDAQ: WLTW) (the “Company”), a leading global advisory, broking and solutions company, today announced financial results for the second quarter of 2018, which ended June 30, 2018.

As of January 1, 2018, the Company adopted Accounting Standards Codification 606, Revenue From Contracts With Customers (“ASC 606”). The adoption of this new pronouncement had a material impact to the timing, amounts and classifications of certain results and balances within our condensed consolidated financial statements in 2018. As we move past the adoption year, the full year financial results will generally be more comparable to the 2017 reported results.

As required by ASC 606, under the modified retrospective method of adoption, the Company has provided the impact to the affected line items within the condensed consolidated financial statements for 2018. The 2017 comparative financial line items have not been restated in accordance with the new standard. In an effort to allow the reader to better understand the impact this guidance had on our reported results, we have also included our 2018 results, without the adoption effects of ASC 606, as supplemental information. A more comprehensive explanation of the changes in accounting methodology can be found in the supplemental slides to this press release which have been posted to www.willistowerswatson.com and were furnished today on a Form 8-K report filed with the SEC.

The Company also adopted ASU No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost which became effective January 1, 2018 and has been applied retrospectively. As a result of the adoption, the current service-cost component for postretirement benefit cost will remain in Salaries and Benefits and the other components will be included in the Other income, net line.

Excluding the Revenue Standard
Without the impact of ASC 606, revenue was $2.0 billion for the quarter, an increase of 4% (2% increase constant currency and 3% increase organic) as compared to $1.95 billion for the same period in the prior year.

For the first half of 2018, without the impact of ASC 606, revenue was $4.6 billion, an increase of 7% (3% increase constant currency and 4% increase organic) as compared to $4.3 billion for the same period in the prior year.

Net income attributable to Willis Towers Watson for the second quarter of 2018 was $82 million, a 148% increase from $33 million for the prior-year second quarter. For the quarter, diluted earnings per share were $0.62, and adjusted diluted earnings per share were $1.88. Net income attributable to Willis Towers Watson and diluted earnings per share for the second quarter of 2018 include pre-tax $55 million of transaction and integration expenses. The U.S. GAAP tax rate for the quarter was 14% and the adjusted tax rate for the quarter used in calculating adjusted diluted earnings per share was 20%.

For the first half of 2018, net income attributable to Willis Towers Watson was $523 million, a 39% increase from $377 million for the same period in the prior year. Diluted earnings per share for the first half of 2018 were $3.94, and adjusted diluted earnings per share were $6.29. Net income attributable to Willis Towers Watson and diluted earnings per share for the first half of 2018 included pre-tax $98 million of transaction and integration expenses.

Net income for the second quarter of 2018 was $89 million, a 117% increase from net income of $41 million for the prior-year second quarter. Adjusted EBITDA for the second quarter of 2018 was $427 million, or 21.1% of revenue, as compared to Adjusted EBITDA of $387 million, or 19.8% of revenue, for the prior-year second quarter. This represents an increase of 130 basis points in Adjusted EBITDA margin over the prior-year second quarter.

For the first half of 2018, net income was $536 million, an increase from net income of $393 million for the same period in the prior year. Adjusted EBITDA for the first half of 2018 was $1.3 billion, or 27.7% of revenue, an increase from Adjusted EBITDA of $1.1 billion, or 25.6% of revenue, for the same period in the prior year. This represents an increase of 210 basis points in Adjusted EBITDA margin over the same period in the prior year.

Including the Revenue Standard
With the impact of ASC 606, revenue was $2.0 billion for the quarter and $4.3 billion for the first half of 2018.

Net income attributable to Willis Towers Watson for the second quarter of 2018 was $58 million. For the quarter, diluted earnings per share were $0.44, and adjusted diluted earnings per share were $1.70. Net income attributable to Willis Towers Watson and diluted earnings per share for the second quarter of 2018 include pre-tax $55 million of transaction and integration expenses. The U.S. GAAP tax rate for the quarter was 13% and the adjusted tax rate for the quarter used in calculating adjusted diluted earnings per share was 20%.

For the first half of 2018, net income attributable to Willis Towers Watson was $273 million. Diluted earnings per share for the first half of 2018 were $2.05, and adjusted diluted earnings per share were $4.41. Net income attributable to Willis Towers Watson and diluted earnings per share for the first half of 2018 included pre-tax $98 million of transaction and integration expenses.

Net income for the second quarter of 2018 was $65 million. Adjusted EBITDA for the second quarter of 2018 was $392 million, or 19.7% of revenue.

For the first half of 2018, net income was $286 million. Adjusted EBITDA for the first half of 2018 was $0.9 billion, or 22.2% of revenue.

Free cash flow was $254 million compared with free cash outflow of $47 million in the first quarter 2018, representing a $301 million improvement during the second quarter.  Free cash outflow in the first quarter was related to the timing of annual bonus payments.

The Company repurchased approximately $269 million of Willis Towers Watson stock during the second quarter of 2018.

“We delivered another solid quarter of financial results, and I am pleased with our results for the first half of 2018,” said John Haley, Willis Towers Watson’s chief executive officer. “Operationally, during the first half of the year, we delivered strong organic revenue growth, continued margin expansion, improved cash flow generation and significant earnings per share growth. We remain committed to building on our strong foundation so that we can continue to serve the needs of our clients, and we remain well-positioned to gain market share and deliver value for our clients, colleagues and shareholders.”

Second Quarter Company Highlights

Segment Highlights
Beginning in 2018, we made certain changes that affect our segment results. These changes include the realignment of certain businesses within our segments, as well as changes to certain allocation methodologies to better reflect the ongoing nature of our businesses. The prior period comparatives have been retrospectively adjusted to reflect our current segment presentation. These changes were unrelated to ASC 606.

Human Capital & Benefits

Excluding the Revenue Standard
Excluding the impact of ASC 606, for the quarter, the Human Capital & Benefits (HCB) segment had revenue of $750 million, an increase of 3% (1% increase constant currency and 3% increase organic) from $726 million in the prior-year second quarter. Retirement revenue increased in the second quarter with growth in North America, Great Britain and Western Europe. That growth was generated through increased demand for consulting and project work. Health and Benefits had solid growth with increased advisory work and global benefit marketplace placements, while the Technology and Administration Solutions business experienced growth in Great Britain and Western Europe as a result of new administration clients and project activity. Talent and Rewards revenue declined due to lower demand for advisory projects in North America and Great Britain. The HCB segment had an operating margin of 16% compared to 17% for the prior-year second quarter, with the decline driven by certain large client investments.

Including the Revenue Standard
The HCB segment had revenue of $780 million and an operating margin of 19%. The primary driver in the different accounting methodologies is that more of our revenue, related to healthcare policies, is recognized over time, which is more consistent with our service delivery in this area.

Corporate Risk & Broking

Excluding the Revenue Standard
Excluding the impact of ASC 606, for the quarter, the Corporate Risk & Broking (CRB) segment had revenue of $669 million, an increase of 4% (2% increase constant currency and 2% increase organic) from $644 million in the prior-year second quarter, driven by growth globally across most geographies. The growth was highlighted by particular strength in the International and North America regions, attributable to new business generation and strong management of the renewal book portfolio. Great Britain had a decline in revenue due to reduced Transportation business. The CRB segment had an operating margin of 13% compared to 16% for the prior-year second quarter due to the decrease in Great Britain revenue and segment wide investments.

Including the Revenue Standard
For the quarter, the CRB segment had revenue of $674 million and an operating margin of 14%. The primary difference between accounting methodologies is the proration of additional Affinity products under the new standard. This will have no impact on the 2018 annual revenue, as all policies were effective as of January 1st. The difference in expense is due to the new requirement related to the change of revenue recognition to defer placement costs and expense them upon the effective date of a policy.

Investment, Risk & Reinsurance

Excluding the Revenue Standard
Excluding the impact of ASC 606, for the quarter, the Investment, Risk & Reinsurance (IRR) segment had revenue of $379 million, an increase of 1% (1% decrease constant currency and 1% increase organic) from $374 million in the prior-year second quarter. Reinsurance, Investment, Insurance Consulting and Technology, and Max Matthiessen all posted revenue growth, primarily as a result of increased sales. Wholesale revenue declined mainly driven by the timing of revenue that was accelerated into the first quarter of 2018, and less demand in the Specialty and Programs businesses. Underwriting and Capital Management experienced a decline as a result of the divestiture of a portion of the U.S. programs business in 2017 and the Loan Protector businesses in the first quarter of 2018. The IRR segment had an operating margin of 23% as compared to 24% for the prior-year second quarter related to new product investments.

Including the Revenue Standard
For the quarter, the IRR segment had revenue of $385 million and an operating margin of 23%. The primary driver in the different accounting methodologies is related to the change of revenue recognition for the proportional treaty reinsurance broking arrangements to recognizing the estimated revenue upon the effective date of the policy.

Benefits Delivery and Administration

Excluding the Revenue Standard
Excluding the impact of ASC 606, for the quarter, the Benefits Delivery and Administration (BDA) segment had revenue of $195 million, an increase of 9% (9% increase constant currency and 9% increase organic) from $178 million in the prior-year second quarter. BDA’s growth was the result of its expanded client base, new membership and enrollments across all businesses. The BDA segment had an operating margin of 25%, as compared to 19% for the prior-year second quarter due to increased revenue and greater operating efficiency.

Including the Revenue Standard
The BDA segment had revenue of $119 million and an operating margin of negative 26%. The primary driver in the difference between accounting standards is that the Individual Marketplace revenue are now being recognized at the date of placement rather than prorating the revenue through the twelve-month period. Most of the revenue generated by placements made in the 2017 fall enrollment period was recorded as an adjustment to the opening balance of Retained Earnings as of January 1, 2018. As a result of adopting ASC 606, revenue in Individual Marketplace will be concentrated in the fourth quarter of 2018.

Reconciliation of Segment Operating Income to Income from Operations before Income Taxes

For the second quarters of 2018 and 2017, the Company recorded expenses that are excluded from our segment operating income. The following table reconciles the difference.

	Including Revenue Standard	Excluding Revenue Standard	Excluding Revenue Standard
	Three Months ended June 30,
	2018	2018	2017

Segment Operating Income	$304	$339	$350
Amortization	(140)	(140)	(149)
Restructuring costs	—	—	(27)
Transaction and integration expenses	(55)	(55)	(63)
Unallocated, net	(46)	(51)	(50)
Income from Operations	63	93	61
Interest expense	(52)	(52)	(46)
Other income, net	63	63	34
Income from operations before income taxes	$74	$104	$49

Outlook for 2018

Without the impact of ASC 606, for 2018, the Company continues to expect constant currency revenue growth of around 3%, and 4% on an organic basis; and Adjusted Diluted Earnings per Share in the range of $9.88 to $10.12. We are adjusting the tax guidance slightly from 23% to 24% to a range of 22% to 23% for 2018.

Conference Call

The Company will host a live webcast and conference call to discuss the financial results for the second quarter of 2018. It will be held on Thursday, August 2, 2018, beginning at 9:00 a.m. Eastern Time, and can be accessed via the Internet at www.willistowerswatson.com. The replay of the call will be available shortly after the live call for a period of three months. A telephonic replay of the call will also be available for 24 hours at 404-537-3406, conference ID 5366408.

About Willis Towers Watson

Willis Towers Watson (NASDAQ: WLTW ) is a leading global advisory, broking and solutions company that helps clients around the world turn risk into a path for growth. With roots dating to 1828, Willis Towers Watson has more than 43,000 employees and serving more than 140 countries. We design and deliver solutions that manage risk, optimize benefits, cultivate talent, and expand the power of capital to protect and strengthen institutions and individuals. Our unique perspective allows us to see the critical intersections between talent, assets and ideas — the dynamic formula that drives business performance. Together, we unlock potential. Learn more at willistowerswatson.com.

Select Questions and Answers

Q1:	The 2018 tax guidance issued with the first quarter earnings release indicated a tax rate of approximately 23% to 24% and now has been updated to a range of 22% to 23% for the full year. Is there a possibility the tax guidance will be reduced again? Is the tax guidance based on the old accounting or new accounting standard?

We continue to gain a better understanding of the impact of U.S. Tax Reform on our 2018 outlook and will update our tax guidance as needed as new legislative updates are published. The 2018 tax guidance reflects all known legislative updates and reflects current accounting standards in effect as of this date.

Q2:	Free Cash Flow improved significantly in the second quarter compared to the first quarter when it was in an outflow position. What are the dynamics associated with the movement and does it impact the overall goal of achieving $1.1 to $1.3 billion in free cash flow in 2018?

In the first quarter, free cash outflow was due to the annual bonus pay-out. Annual bonuses are paid in the first quarter and given the strong performance in 2017, the annual bonuses were much higher than in the previous year. For those reasons, we anticipated having a cash outflow in the first quarter. From a timing perspective, our free cash flow builds throughout the year as demonstrated in the second quarter of 2018, with $301 million of free cash flow generated in the period (including ASC 606). As a result, we are maintaining our overall goal of having Free Cash Flow of $1.1 to $1.3 billion in 2018.

Q3:	What is your view of the insurance pricing environment?

We believe that pricing in primary insurance generally continues to be neutral to slightly up depending on product class. On a related point, reinsurance pricing was neutral to our results.

For a comprehensive look at overall market pricing in the primary and reinsurance markets, please view the “Marketplace Realities: Spring 2018 Update”, and the “Willis Re: Reinsurance Market Report April 2018: Results for 2017” which can both be found on the Willis Towers Watson website.

Q4:	What was the impact of foreign currency movements for the second quarter?

In the second quarter, foreign currency translation had a favorable impact to revenue by approximately $38 million and was immaterial to Adjusted Diluted Earnings per Share. Given that our pounds sterling expenses associated with our London brokerage market operations exceed our pounds sterling revenue; the pounds sterling movement in the second quarter fully offset any translation gains realized with other currencies, resulting in an immaterial impact to Adjusted Diluted Earnings per Share.

Q5:	Given the dollar’s fluctuation this year, how should we be thinking about the impact for the remainder of 2018?

For the second half of 2018, if currency remains stable at today's rates, we'd expect foreign currency translation to be a slight headwind to Adjusted Diluted Earnings per Share for the remainder of 2018.

Q6:	What was the driver of the large improvement (+$29 million) in the ‘other income, net’ line in the second quarter of 2018 compared to the second quarter of 2017?

By way of background, the ‘other income, net’ primarily includes the impact of foreign currency, gains and losses on dispositions, and credits related to the non-service cost component of our pension plans. The improvement in the second quarter of 2018 versus the same period the prior year is primarily attributable to a decrease in our hedging program expense in the second quarter of 2018.

Q7:	Why was an expense related to Pension adjusted from earnings?

In 2018, the amount of U.K. plan transfer payments has exceeded the plan’s service and interest cost, which triggered settlement accounting. Settlement accounting requires immediate recognition of a portion of the obligations associated with the plan transfers. For the second quarter of 2018, this resulted in a non-cash charge of $20 million.

Settlement charges often occur due to factors difficult to predict. In this instance, the Pension Freedom Act and the very low interest rates in the U.K. created a situation where the plan transfer payments were more significant than planned. While this could recur for the pension expense, it is not something we consider as part of our continuing operations and therefore have adjusted.

Q8:	With respect to John Haley’s contract extension, what are the performance metrics for the performance-based restricted share units?

Given that the grants will not be made until February 2019 and February 2020, the performance based metrics for those grants have not yet been determined. The performance based metrics for those grants will be determined by our compensation committee at the time of the grants and the PSUs will be subject to all of the same terms and conditions as the awards made to the other members of the Operating Committee of the Company in each year.

Willis Towers Watson Non-GAAP Measures

In order to assist readers of our condensed consolidated financial statements in understanding the core operating results that Willis Towers Watson’s management uses to evaluate the business and for financial planning, we present the following non-GAAP measures: (1) Constant Currency Change, (2) Organic Change, (3) Adjusted Operating Income, (4) Adjusted EBITDA, (5) Adjusted Net Income, (6) Adjusted Diluted Earnings Per Share, (7) Adjusted Income Before Taxes, (8) Adjusted Income Taxes/Rate and (9) Free Cash Flow.

The Company believes that these measures are relevant and provide useful information widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating performance, and in the case of free cash flow, our liquidity results.

Additionally, in 2018, we adopted ASC 606, which had a material impact on the amount, timing and classification of certain revenue and costs included in our condensed consolidated financial statements. Since the Company adopted the guidance using the modified retrospective method, it has provided the impact to the affected financial statement line items within the condensed consolidated financial statements for 2018; the 2017 comparative financial statement line items have not been restated in accordance with the new standard. In an effort to help the reader better understand the impact that this guidance had on our non-GAAP measures, we have presented these measures as reported, as well as without the adoption of ASC 606.

Furthermore, the compensation for senior executives under certain long-term incentive programs is determined based on the results of our non-GAAP measures for the period 2016 through 2018 calculated without the adoption of ASC 606. Therefore, to ensure transparency, we consider it necessary to also provide the non-GAAP measures without the adoption of ASC 606. This will enable financial statement users the ability to evaluate management’s performance based on the same elements utilized for performance-based remuneration.

Within these measures referred to as “adjusted”, we adjust for significant items which will not be settled in cash, or which we believe to be items that are not core to our current or future operations. Some of these items may not be applicable for the current quarter, however they are expected to be part of our full-year results. These items include the following:

  Restructuring costs and transaction and integration expenses - Management believes it is appropriate to adjust for restructuring costs and transaction and integration expenses when they relate to a specific significant program with a defined set of activities and costs that are not expected to continue beyond a defined period of time, or one-time Merger-related transaction expenses. We believe the adjustment is necessary to present how the Company is performing, both now and in the future when these programs will have concluded.

  Gains and losses on disposals of operations - Adjustment to remove the gain or loss resulting from disposed operations.

  Pension settlement and curtailment gains and losses - Adjustment to remove significant pension settlement and curtailment gains and losses to better present how the Company is performing.

  Provisions for significant litigation - We will include provisions for litigation matters which we believe are not representative of our core business operations.

  Venezuelan currency devaluation - Foreign exchange losses incurred as a consequence of the Venezuelan government’s enforced changes to exchange rate mechanisms.

  Tax effects of internal reorganization - Relates to the U.S. income tax expense resulting from the completion of internal reorganizations of the ownership of certain businesses that reduced the investments held by our U.S.-controlled subsidiaries.

  Tax effect of U.S. Tax Reform - Relates to the (1) U.S. income tax adjustment of deferred taxes upon the change in the federal corporate tax rate, (2) the impact of the one-time transition tax on accumulated foreign earnings net of foreign tax credits, and (3) the re-measurement of our net deferred tax liabilities associated with the U.S. tax on certain foreign earnings offset with a write-off of deferred tax assets that will no longer be realizable under U.S. Tax Reform.

We evaluate our revenue on an as reported (U.S. GAAP), constant currency and organic basis. We believe presenting constant currency and organic information provides valuable supplemental information regarding our comparable results, consistent with how we evaluate our performance internally.

Willis Towers Watson considers Constant Currency Change, Organic Change, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted Income Before Taxes, Adjusted Income Taxes/Rate and Free Cash Flow to be important financial measures, which are used to internally evaluate and assess our core operations and to benchmark our operating and liquidity results against our competitors. These non-GAAP measures are important in illustrating what Willis Towers Watson’s comparable operating and liquidity results would have been had Willis Towers Watson not incurred transaction-related and non-recurring items. Willis Towers Watson’s non-GAAP measures and their accompanying definitions are presented as follows:

Constant Currency Change – represents the year over year change in revenue excluding the impact of foreign currency fluctuations. To calculate this impact, the prior year local currency results are first translated using the current year monthly average exchange rates. The change is calculated by comparing the prior year revenue, translated at the current year monthly average exchange rates, to the current year as reported revenue, for the same period. We believe constant currency measures provide useful information to investors because they provide transparency to performance by excluding the effects that foreign currency exchange rate fluctuations have on period-over-period comparability given volatility in foreign currency exchange markets.

Organic Change – excludes the impact of fluctuations in foreign currency exchange rates, as described above, the period-over-period impact of acquisitions and divestitures, and the impact of adopting ASC 606 on 2018 revenue. We believe that excluding transaction-related items from our U.S. GAAP financial measures provides useful supplemental information to our investors, and it is important in illustrating what our core operating results would have been had we not included these transaction-related items, since the nature, size and number of these translation-related items can vary from period to period.

Adjusted Operating Income – Income from Operations adjusted for amortization, restructuring costs, transaction and integration expenses, and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results.

Adjusted EBITDA – Net Income adjusted for provision for income taxes, interest expense, depreciation and amortization, restructuring costs, transaction and integration expenses, (gain)/loss on disposal of operations and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results.

Adjusted Net Income – Net Income Attributable to Willis Towers Watson adjusted for amortization, restructuring costs, transaction and integration expenses, (gain)/loss on disposal of operations and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results, the related tax effect of those adjustments and the tax effects of internal reorganizations and U.S. Tax Reform. This measure is used solely for the purpose of calculating adjusted diluted earnings per share.

Adjusted Diluted Earnings Per Share – Adjusted Net Income divided by the weighted average number of shares of common stock, diluted.

Adjusted Income Before Taxes – Income from operations before income taxes adjusted for amortization, restructuring costs, transaction and integration expenses, (gain)/loss on disposal of operations and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results. Adjusted income before taxes is used solely for the purpose of calculating the adjusted income tax rate.

Adjusted Income Taxes/Rate – Provision for income taxes adjusted for taxes on certain items of amortization, restructuring costs, transaction and integration expenses, (gain)/loss on disposal of operations, the tax effects of internal reorganizations and U.S. Tax Reform, and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results, divided by adjusted income before taxes. Adjusted income taxes is used solely for the purpose of calculating the adjusted income tax rate.

Free Cash Flow – Cash flows from operating activities less cash used to purchase fixed assets and software for internal use. Free Cash Flow is a liquidity measure and is not meant to represent residual cash flow available for discretionary expenditures.

These non-GAAP measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-GAAP measures should be considered in addition to, and not as a substitute for, the information contained within our consolidated financial statements.

Reconciliations of these measures are included in the accompanying tables with the following exception.

The Company does not reconcile its forward looking non-GAAP financial measures to the corresponding U.S. GAAP measures (including the information under “Outlook for 2018” above), due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information, such as foreign currency impacts necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure is available to the Company without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The Company provides non-GAAP financial measures that it believes will be achieved, however it cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

Willis Towers Watson Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. These statements include, but are not limited to, the benefits of the business combination transaction involving Towers Watson and Willis, including the combined company’s future financial and operating results, plans, objectives, expectations and intentions, the impact of changes to tax laws on our financial results and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Willis Towers Watson’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained herein, including the following: the ability of the company to successfully establish, execute and achieve its global business strategy; changes in demand for our services, including any decline in defined benefit pension plans or the purchasing of insurance; changes in general economic, business and political conditions, including changes in the financial markets; significant competition that the company faces and the potential for loss of market share and/or profitability; the impact of seasonality and differences in timing of renewals; the risk of increased liability or new legal claims arising from our new and existing products and services, and expectations, intentions and outcomes relating to outstanding litigation; the risk the Stanford litigation settlement approval will be overturned on appeal, the risk that the Stanford bar order may be challenged in other jurisdictions, and the risk that the charge related to the Stanford settlement may not be deductible; the risk of material adverse outcomes on existing litigation or investigation matters; changes in the regulatory environment in which the company operates, including, among other risks, the impact of pending competition law and regulatory investigations; various claims, government inquiries or investigations or the potential for regulatory action; the ability of the company to properly identify and manage conflicts of interest; reputational damage; reliance on third-party services; the ability of the company to successfully integrate the Towers Watson, Gras Savoye and Willis businesses, operations and employees, and realize anticipated growth, synergies and cost savings; the potential impact of the Willis Towers Watson merger on relationships, including with employees, suppliers, clients and competitors; the possibility that the anticipated benefits from the merger cannot be fully realized or may take longer to realize than expected; the diversion of time and attention of the company's management team while the merger and other acquisitions are being integrated; the loss of key employees; the ability to successfully manage ongoing organizational changes; failure to protect client data or breaches of information systems; disasters or business continuity problems; doing business internationally, including the impact of exchange rates; compliance with extensive government regulation; the risk of sanctions imposed by governments, or changes to associated sanction regulations; the potential impact of Brexit; technological change; changes and developments in the insurance industry or the United States healthcare system; the company’s ability to make divestitures or acquisitions and its ability to integrate or manage such acquired businesses; the risk that the company may not be able to repurchase the intended number of outstanding shares due to M&A activity or investment opportunities, market or business conditions, or other factors; the inability to protect the company’s intellectual property rights, or the potential infringement upon the intellectual property rights of others; the company’s capital structure, including indebtedness amounts, the limitations imposed by the covenants in the documents governing such indebtedness and the maintenance of the financial and disclosure controls and procedures of each; the ability of the company to obtain financing on favorable terms or at all; adverse changes in the credit ratings of the company; the federal income tax consequences of the merger, the impact of recent changes to U.S. tax laws, including on our effective tax rate, and the enactment of additional, or the revision of existing, state, federal, and/or foreign regulatory and tax laws and regulations; changes in accounting principles, estimates or assumptions including the impact of adoption of the new revenue recognition and pension accounting standards; U.S. federal income tax consequences to U.S. persons owning at least 10% of the company’s shares; fluctuations in the company’s pension liabilities; fluctuation in revenue against the company’s relatively fixed expenses; and the company's holding company structure could prevent it from being able to receive dividends or other distributions in needed amounts from our subsidiaries. These factors also include those described under “Risk Factors” in the company’s most recent 10-K filing and subsequent filings filed with the SEC.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against relying on these forward-looking statements.

Contact

INVESTORS
Rich Keefe | +1 215 246 3961 | Rich.Keefe@willistowerswatson.com

WILLIS TOWERS WATSON
Supplemental Segment Information
(In millions of U.S. dollars)
(Unaudited)

The Company adopted ASC 606, Revenue from Contracts with Customers, as of January 1, 2018. Since the Company adopted the guidance using the modified retrospective method, we have provided the impacts to the financial results within the condensed consolidated financial statements for 2018, and the 2017 comparative results have not been restated in accordance with the new standard. However, certain immaterial prior year amounts have been reclassified to conform to the 2018 presentation. This includes reclassified operating segment data to reflect the changes in the Company's operating structure, which became effective January 1, 2018. These changes had no impact on previously reported consolidated results of operations or financial position and were unrelated to ASC 606.

In an effort to better understand the impact the ASC 606 guidance had on our reported results, we have included the results as reported, as well as, without the adoption of ASC 606, as supplemental information.

SEGMENT REVENUE	Excluding Revenue Standard
				Components of Revenue Change(i)
	Three Months ended June 30,		As Reported	Currency	Constant Currency	Acquisitions	Organic
	2018	2017	% Change	Impact	Change	Divestitures	Change

Human Capital & Benefits	$750	$726	3%	2%	1%	(1)%	3%
Corporate Risk & Broking	669	644	4%	2%	2%	0%	2%
Investment, Risk & Reinsurance	379	374	1%	3%	(1)%	(3)%	1%
Benefits Delivery & Administration	195	178	9%	0%	9%	0%	9%
SEGMENT REVENUE	$1,993	$1,922	4%	2%	2%	(1)%	3%

(i) Components of revenue change may not add due to rounding

SEGMENT REVENUE	Excluding Revenue Standard
				Components of Revenue Change(i)
	Six Months ended June 30,		As Reported	Currency	Constant Currency	Acquisitions	Organic
	2018	2017	% Change	Impact	Change	Divestitures	Change

Human Capital & Benefits	$1,772	$1,675	6%	4%	2%	(1)%	3%
Corporate Risk & Broking	1,427	1,316	8%	5%	4%	0%	4%
Investment, Risk & Reinsurance	918	865	6%	5%	1%	(2)%	4%
Benefits Delivery & Administration	390	359	9%	0%	9%	0%	9%
SEGMENT REVENUE	$4,507	$4,215	7%	4%	3%	(1)%	4%

(i) Components of revenue change may not add due to rounding

SEGMENT REVENUE	Including Revenue Standard
				Components of Revenue Change(i)
	Three Months ended June 30,		As Reported	Currency	Acquisitions	ASC 606	Organic
	2018	2017	% Change	Impact	Divestitures	Impact	Change

Human Capital & Benefits	$780	$726	7%	2%	(1)%	4%	3%
Corporate Risk & Broking	674	644	5%	2%	0%	1%	2%
Investment, Risk & Reinsurance	385	374	3%	3%	(3)%	2%	1%
Benefits Delivery & Administration	119	178	(34)%	0%	0%	(43)%	9%
SEGMENT REVENUE	$1,958	$1,922	2%	2%	(1)%	(2)%	3%

(i) Components of revenue change may not add due to rounding

SEGMENT REVENUE	Including Revenue Standard
				Components of Revenue Change(i)
	Six Months ended June 30,		As Reported	Currency	Acquisitions	ASC 606	Organic
	2018	2017	% Change	Impact	Divestitures	Impact	Change

Human Capital & Benefits	$1,612	$1,675	(4)%	3%	(1)%	(9)%	3%
Corporate Risk & Broking	1,414	1,316	7%	5%	0%	(1)%	4%
Investment, Risk & Reinsurance	959	865	11%	5%	(2)%	5%	4%
Benefits Delivery & Administration	241	359	(33)%	0%	0%	(42)%	9%
SEGMENT REVENUE	$4,226	$4,215	0%	4%	(1)%	(7)%	4%

(i) Components of revenue change may not add due to rounding

Reconciliation of Segment Revenue to Revenue

	Including Revenue Standard	Excluding Revenue Standard	Excluding Revenue Standard
	Three Months ended June 30,
	2018	2018	2017

Segment Revenue	$1,958	$1,993	$1,922
Reimbursable expenses and other	32	29	31
Revenue	$1,990	$2,022	$1,953

Reconciliation of Segment Revenue to Revenue

	Including Revenue Standard	Excluding Revenue Standard	Excluding Revenue Standard
	Six Months ended June 30,
	2018	2018	2017

Segment Revenue	$4,226	$4,507	$4,215
Reimbursable expenses and other	56	66	57
Revenue	$4,282	$4,573	$4,272

The components of the change in Revenue generated for the three and six months ended June 30, 2018 and 2017 are as follows:

	Excluding Revenue Standard
				Components of Revenue Change(i)
	Three Months ended June 30,		As Reported	Currency	Constant Currency	Acquisitions	Organic
	2018	2017	% Change	Impact	Change	Divestitures	Change

Revenue	$2,022	$1,953	4%	2%	2%	(1)%	3%

(i) Components of revenue change may not add due to rounding

	Excluding Revenue Standard
				Components of Revenue Change(i)
	Six Months ended June 30,		As Reported	Currency	Constant Currency	Acquisitions	Organic
	2018	2017	% Change	Impact	Change	Divestitures	Change

Revenue	$4,573	$4,272	7%	4%	3%	(1)%	4%

(i) Components of revenue change may not add due to rounding
	Including Revenue Standard
				Components of Revenue Change(i)
	Three Months ended June 30,		As Reported	Currency	Acquisitions	ASC 606	Organic
	2018	2017	% Change	Impact	Divestitures	Impact	Change

Revenue	$1,990	$1,953	2%	2%	(1)%	(2)%	3%

(i) Components of revenue change may not add due to rounding

	Including Revenue Standard
				Components of Revenue Change(i)
	Six Months ended June 30,		As Reported	Currency	Acquisitions	ASC 606	Organic
	2018	2017	% Change	Impact	Divestitures	Impact	Change

Revenue	$4,282	$4,272	0%	4%	(1)%	(6)%	4%

(i) Components of revenue change may not add due to rounding

SEGMENT OPERATING INCOME(i)
	Including Revenue Standard	Excluding Revenue Standard	Excluding Revenue Standard
	Three Months ended June 30,
	2018	2018	2017

Human Capital & Benefits	$149	$119	$122
Corporate Risk & Broking	97	85	104
Investment, Risk & Reinsurance	89	86	89
Benefits Delivery & Administration	(31)	49	35
Segment Operating Income	$304	$339	$350

(i)Segment operating income excludes certain costs, including amortization of intangibles, restructuring costs, integration expenses, certain litigation provisions, and to the extent that the actual expense based upon which allocations are made differs from the forecast/budget amount, a reconciling item will be created between internally allocated expenses and the actual expenses reported for US GAAP purposes.

SEGMENT OPERATING INCOME(i)
	Including Revenue Standard	Excluding Revenue Standard	Excluding Revenue Standard
	Six Months ended June 30,
	2018	2018	2017

Human Capital & Benefits	$342	$503	$467
Corporate Risk & Broking	222	231	221
Investment, Risk & Reinsurance	350	327	303
Benefits Delivery & Administration	(63)	91	73
Segment Operating Income	$851	$1,152	$1,064

(i)Segment operating income excludes certain costs, including amortization of intangibles, restructuring costs, integration expenses, certain litigation provisions, and to the extent that the actual expense based upon which allocations are made differs from the forecast/budget amount, a reconciling item will be created between internally allocated expenses and the actual expenses reported for US GAAP purposes.

Reconciliation of Segment Operating Income to Income from operations before income taxes

	Including Revenue Standard	Excluding Revenue Standard	Excluding Revenue Standard
	Three Months ended June 30,
	2018	2018	2017

Segment Operating Income	$304	$339	$350
Amortization	(140)	(140)	(149)
Restructuring costs	—	—	(27)
Transaction and integration expenses	(55)	(55)	(63)
Unallocated, net(i)	(46)	(51)	(50)
Income from Operations	63	93	61
Interest expense	(52)	(52)	(46)
Other income, net	63	63	34
Income from operations before income taxes	$74	$104	$49

(i)Includes certain costs, primarily those related to corporate functions which are not directly related to the segments, and certain differences between budgeted expenses determined at the beginning of the year and actual expenses that we report for U.S. GAAP purposes.

Reconciliation of Segment Operating Income to Income from operations before income taxes

	Including Revenue Standard	Excluding Revenue Standard	Excluding Revenue Standard
	Six Months ended June 30,
	2018	2018	2017

Segment Operating Income	$851	$1,152	$1,064
Amortization	(281)	(281)	(300)
Restructuring costs	—	—	(54)
Transaction and integration expenses	(98)	(98)	(103)
Unallocated, net(i)	(150)	(142)	(145)
Income from Operations	322	631	462
Interest expense	(103)	(103)	(92)
Other income, net	119	119	77
Income from operations before income taxes	$338	$647	$447

(i)Includes certain costs, primarily those related to corporate functions which are not directly related to the segments, and certain differences between budgeted expenses determined at the beginning of the year and actual expenses that we report for U.S. GAAP purposes.

WILLIS TOWERS WATSON
Reconciliation of Non-GAAP Measures
(In millions of U.S. dollars, except per share data)
(Unaudited)

The Company adopted ASC 606, Revenue from Contracts with Customers, as of January 1, 2018. Since the Company adopted the guidance using the modified retrospective method, we have provided the impacts to the financial results within the condensed consolidated financial statements for 2018, and the 2017 comparative results have not been restated in accordance with the new standard. In an effort to better help the reader understand the impacts the ASC 606 guidance had on our reported results, we have included the results as reported, as well as without the adoption of ASC 606.

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON TO ADJUSTED DILUTED EARNINGS PER SHARE

	Including Revenue Standard		Excluding Revenue Standard		Excluding Revenue Standard
	Three Months Ended June 30,
	2018		2018		2017

Net Income attributable to Willis Towers Watson	$58		$82		$33
Adjusted for certain items:
Amortization	140		140		149
Restructuring costs	—		—		27
Transaction and integration expenses	55		55		63
Pension settlement and curtailment gains and losses	20		20		—
Venezuela currency devaluation	—		—		2
Tax effect on certain items listed above(i)	(48)		(48)		(76)
Adjusted Net Income	$225		$249		$198

Weighted average shares of common stock, diluted	133		133		137

Diluted Earnings Per Share	$0.44		$0.62		$0.24
Adjusted for certain items:
Amortization	1.06		1.06		1.09
Restructuring costs	—		—		0.20
Transaction and integration expenses	0.41		0.41		0.46
Pension settlement and curtailment gains and losses	0.15		0.15		—
Venezuela currency devaluation	—		—		0.02
Tax effect on certain items listed above(i)	(0.36)		(0.36)		(0.56)
Adjusted Diluted Earnings Per Share	$1.70		$1.88		$1.45

(i)The tax effect was calculated using an effective tax rate for each item.

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON TO ADJUSTED DILUTED EARNINGS PER SHARE

	Including Revenue Standard		Excluding Revenue Standard		Excluding Revenue Standard
	Six Months Ended June 30,
	2018		2018		2017

Net Income attributable to Willis Towers Watson	$273		$523		$377
Adjusted for certain items:
Amortization	281		281		300
Restructuring costs	—		—		54
Transaction and integration expenses	98		98		103
Pension settlement and curtailment gains and losses	20		20		—
Loss on disposal of operations	9		9		—
Venezuela currency devaluation	—		—		2
Tax effect on certain items listed above(i)	(95)		(95)		(145)
Tax effects of internal reorganization	—		—		19
Adjusted Net Income	$586		$836		$710

Weighted average shares of common stock, diluted	133		133		137

Diluted Earnings Per Share	$2.05		$3.94		$2.75
Adjusted for certain items:
Amortization	2.11		2.11		2.19
Restructuring costs	—		—		0.39
Transaction and integration expenses	0.74		0.74		0.75
Pension settlement and curtailment gains and losses	0.15		0.15		—
Loss on disposal of operations	0.07		0.07		—
Venezuela currency devaluation	—		—		0.02
Tax effect on certain items listed above(i)	(0.71)		(0.71)		(1.06)
Tax effects of internal reorganization	—		—		0.14
Adjusted Diluted Earnings Per Share(ii)	$4.41		$6.29		$5.18

(i)The tax effect was calculated using an effective tax rate for each item.
(ii) Totals may not foot due to rounding.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	Including Revenue Standard		Excluding Revenue Standard		Excluding Revenue Standard
	Three Months Ended June 30,
	2018		2018		2017

Net Income	$65	3.3%	$89	4.4%	$41	2.1%
Provision for income taxes	9		15		8
Interest expense	52		52		46
Depreciation	51		56		51
Amortization	140		140		149
Restructuring costs	—		—		27
Transaction and integration expenses	55		55		63
Pension settlement and curtailment gains and losses	20		20		—
Venezuela currency devaluation	—		—		2
Adjusted EBITDA and Adjusted EBITDA Margin	$392	19.7%	$427	21.1%	$387	19.8%

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	Including Revenue Standard		Excluding Revenue Standard		Excluding Revenue Standard
	Six Months Ended June 30,
	2018		2018		2017

Net Income	$286	6.7%	$536	11.7%	$393	9.2%
Provision for income taxes	52		111		54
Interest expense	103		103		92
Depreciation	100		110		97
Amortization	281		281		300
Restructuring costs	—		—		54
Transaction and integration expenses	98		98		103
Pension settlement and curtailment gains and losses	20		20		—
Loss on disposal of operations	9		9		—
Venezuela currency devaluation	—		—		2
Adjusted EBITDA and Adjusted EBITDA Margin	$949	22.2%	$1,268	27.7%	$1,095	25.6%

RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED OPERATING INCOME

	Including Revenue Standard		Excluding Revenue Standard		Excluding Revenue Standard
	Three Months Ended June 30,
	2018		2018		2017

Income from operations	$63	3.2%	$93	4.6%	$61	3.1%
Adjusted for certain items:
Amortization	140		140		149
Restructuring costs	—		—		27
Transaction and integration expenses	55		55		63
Adjusted operating income	$258	13.0%	$288	14.2%	$300	15.4%

RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED OPERATING INCOME

	Including Revenue Standard		Excluding Revenue Standard		Excluding Revenue Standard
	Six Months Ended June 30,
	2018		2018		2017

Income from operations	$322	7.5%	$631	13.8%	$462	10.8%
Adjusted for certain items:
Amortization	281		281		300
Restructuring costs	—		—		54
Transaction and integration expenses	98		98		103
Adjusted operating income	$701	16.4%	$1,010	22.1%	$919	21.5%

RECONCILIATION OF GAAP INCOME TAXES/RATE TO ADJUSTED INCOME TAXES/RATE

	Including Revenue Standard		Excluding Revenue Standard		Excluding Revenue Standard
	Three Months Ended June 30,
	2018		2018		2017
Income from operations before income taxes	$74		$104		$49

Adjusted for certain items:
Amortization	140		140		149
Restructuring costs	—		—		27
Transaction and integration expenses	55		55		63
Pension settlement and curtailment gains and losses	20		20		—
Venezuela currency devaluation	—		—		2
Adjusted income before taxes	$289		$319		$290

Provision for income taxes	$9		$15		$8
Tax effect on certain items listed above(i)	48		48		76
Adjusted income taxes	$57		$63		$84

GAAP tax rate	12.7%		14.3%		16.8%
Adjusted tax rate	19.7%		19.6%		29.1%

(i)The tax effect was calculated using an effective tax rate for each item.

RECONCILIATION OF GAAP INCOME TAXES/RATE TO ADJUSTED INCOME TAXES/RATE

	Including Revenue Standard		Excluding Revenue Standard		Excluding Revenue Standard
	Six Months Ended June 30,
	2018		2018		2017
Income from operations before income taxes	$338		$647		$447

Adjusted for certain items:
Amortization	281		281		300
Restructuring costs	—		—		54
Transaction and integration expenses	98		98		103
Pension settlement and curtailment gains and losses	20		20		—
Loss on disposal of operations	9		9		—
Venezuela currency devaluation	—		—		2
Adjusted income before taxes	$746		$1,055		$906

Provision for income taxes	$52		$111		$54
Tax effect on certain items listed above(i)	95		95		145
Tax effects of internal reorganization	—		—		(19)
Adjusted income taxes	$147		$206		$180

GAAP tax rate	15.5%		17.1%		12.1%
Adjusted tax rate	19.7%		19.5%		20.0%

(i)The tax effect was calculated using an effective tax rate for each item.

RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES TO FREE CASH FLOW

	Including Revenue Standard		Excluding Revenue Standard		Excluding Revenue Standard
	Six Months Ended June 30,
	2018		2018		2017
Cash flows from operating activities	$395		$419		$319
Less: Additions to fixed assets and software for internal use	(141)		(141)		(119)
Free Cash Flow	$254		$278		$200

WILLIS TOWERS WATSON
Condensed Consolidated Statements of Income
(In millions of U.S. dollars, except per share data)
(Unaudited)

	With Adoption of ASC 606	Without Adoption of ASC 606	With Adoption of ASC 606	Without Adoption of ASC 606
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Revenue	$1,990	$1,953	$4,282	$4,272

Costs of providing services
Salaries and benefits	1,275	1,211	2,652	2,464
Other operating expenses	406	391	829	792
Depreciation	51	51	100	97
Amortization	140	149	281	300
Restructuring costs	—	27	—	54
Transaction and integration expenses	55	63	98	103
Total costs of providing services	1,927	1,892	3,960	3,810

Income from operations	63	61	322	462

Interest expense	(52)	(46)	(103)	(92)
Other income, net	63	34	119	77

INCOME FROM OPERATIONS BEFORE INCOME TAXES	74	49	338	447

Provision for income taxes	(9)	(8)	(52)	(54)

NET INCOME	65	41	286	393

Income attributable to non-controlling interests	(7)	(8)	(13)	(16)

NET INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON	$58	$33	$273	$377

Earnings per share
Basic earnings per share	$0.44	$0.24	$2.06	$2.77
Diluted earnings per share	$0.44	$0.24	$2.05	$2.75

Weighted average shares of common stock, basic	132	136	132	136
Weighted average shares of common stock, diluted	133	137	133	137

Cash dividends declared per share	$0.60	$0.53	$1.20	$1.06

The prior year has been updated for the adoption of ASU No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost which became effective January 1, 2018 and has been applied retrospectively.

WILLIS TOWERS WATSON
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars, except share data)
(Unaudited)

	June 30,	December 31,
	2018	2017

ASSETS
Cash and cash equivalents	$911	$1,030
Fiduciary assets	14,126	12,155
Accounts receivable, net	2,394	2,246
Prepaid and other current assets	458	430
Total current assets	17,889	15,861

Fixed assets, net	924	985
Goodwill	10,468	10,519
Other intangible assets, net	3,562	3,882
Pension benefits assets	902	764
Other non-current assets	468	447
Total non-current assets	16,324	16,597
TOTAL ASSETS	$34,213	$32,458

LIABILITIES AND EQUITY
Fiduciary liabilities	$14,126	$12,155
Deferred revenue and accrued expenses	1,357	1,711
Short-term debt and current portion of long-term debt	85	85
Other current liabilities	814	804
Total current liabilities	16,382	14,755

Long-term debt	4,589	4,450
Liability for pension benefits	1,185	1,259
Deferred tax liabilities	691	615
Provision for liabilities	546	558
Other non-current liabilities	446	544
Total non-current liabilities	7,457	7,426
TOTAL LIABILITIES	23,839	22,181

COMMITMENTS AND CONTINGENCIES

REDEEMABLE NON-CONTROLLING INTEREST	27	28

EQUITY(i)

Additional paid-in capital	10,566	10,538
Retained earnings	1,270	1,104
Accumulated other comprehensive loss, net of tax	(1,605)	(1,513)
Treasury shares, at cost, 17,519 shares in 2018 and 2017, and 40,000 shares, €1 nominal value, in 2018 and 2017	(3)	(3)
Total Willis Towers Watson shareholders' equity	10,228	10,126
Non-controlling interests	119	123
Total Equity	10,347	10,249

TOTAL LIABILITIES AND EQUITY	$34,213	$32,458

(i)Equity includes (a) Ordinary shares $0.000304635 nominal value; Authorized 1,510,003,775; Issued 130,729,558 (2018) and 132,139,581 (2017); Outstanding 130,729,558 (2018) and 132,139,581 (2017); (b) Ordinary shares, €1 nominal value; Authorized and Issued 40,000 shares in 2018 and 2017; and (c) Preference shares, $0.000115 nominal value; Authorized 1,000,000,000 and Issued none in 2018 and 2017.

WILLIS TOWERS WATSON
Condensed Consolidated Statements of Cash Flows
(In millions of U.S. dollars)
(Unaudited)

	With Adoption of ASC 606	Without Adoption of ASC 606
	Six Months Ended June 30,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES
NET INCOME	$286	$393
Adjustments to reconcile net income to total net cash from operating activities:
Depreciation	104	112
Amortization	281	300
Net periodic benefit of defined benefit pension plans	(78)	(65)
Provision for doubtful receivables from clients	10	11
Benefit from deferred income taxes	(48)	(74)
Share-based compensation	4	33
Net loss on disposal of operations	9	—
Non-cash foreign exchange loss/(gain)	15	(13)
Other, net	3	33
Changes in operating assets and liabilities, net of effects from purchase of subsidiaries:
Accounts receivable	81	(174)
Fiduciary assets	(2,193)	(1,934)
Fiduciary liabilities	2,193	1,934
Other assets	70	(216)
Other liabilities	(325)	(73)
Provisions	(17)	52
Net cash from operating activities	395	319

CASH FLOWS USED IN INVESTING ACTIVITIES
Additions to fixed assets and software for internal use	(141)	(119)
Capitalized software costs	(25)	(32)
Acquisitions of operations, net of cash acquired	(8)	(13)
Net proceeds from sale of operations	4	—
Other, net	17	9
Net cash used in investing activities	(153)	(155)

CASH FLOWS USED IN FINANCING ACTIVITIES
Net borrowings on revolving credit facility	197	283
Senior notes issued	—	650
Proceeds from issuance of other debt	—	32
Debt issuance costs	—	(9)
Repayments of debt	(43)	(695)
Repurchase of shares	(269)	(296)
Proceeds from issuance of shares	18	37
Payments of deferred and contingent consideration related to acquisitions	(41)	(44)
Cash paid for employee taxes on withholding shares	(30)	(3)
Dividends paid	(149)	(137)
Acquisitions of and dividends paid to non-controlling interests	(18)	(14)
Net cash used in financing activities	(335)	(196)

DECREASE IN CASH AND CASH EQUIVALENTS	(93)	(32)
Effect of exchange rate changes on cash and cash equivalents	(26)	14
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,030	870
CASH AND CASH EQUIVALENTS, END OF PERIOD	$911	$852

WILLIS TOWERS WATSON
Supplemental Information
(In millions of U.S. dollars, except per share data)
(unaudited)

In accordance with the modified retrospective adoption requirements of ASC 606, the following represents the impact of adoption on our condensed consolidated statements of income, balance sheet and statement of cash flows.

	Three Months Ended June 30, 2018
Statement of Income	As Reported	Balances Without Adoption of ASC 606	Effect of Change

Revenue	$1,990	$2,022	$(32)
Costs of providing services
Salaries and benefits	1,275	1,272	3
Depreciation	51	56	(5)
Income from operations	63	93	(30)
INCOME FROM OPERATIONS BEFORE INCOME TAXES	74	104	(30)
Provision for income taxes	(9)	(15)	6
NET INCOME	65	89	(24)
NET INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON	58	82	(24)

EARNINGS PER SHARE
Basic earnings per share	$0.44	$0.62	$(0.18)
Diluted earnings per share	$0.44	$0.62	$(0.18)

	Six Months Ended June 30, 2018
Statement of Income	As Reported	Balances Without Adoption of ASC 606	Effect of Change

Revenue	$4,282	$4,573	$(291)
Costs of providing services
Salaries and benefits	2,652	2,624	28
Depreciation	100	110	(10)
Income from operations	322	631	(309)
INCOME FROM OPERATIONS BEFORE INCOME TAXES	338	647	(309)
Provision for income taxes	(52)	(111)	59
NET INCOME	286	536	(250)
NET INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON	273	523	(250)

EARNINGS PER SHARE
Basic earnings per share	$2.06	$3.95	$(1.89)
Diluted earnings per share	$2.05	$3.94	$(1.89)

	As of June 30, 2018
Balance Sheet	As Reported	Balances Without Adoption of ASC 606	Effect of Change
ASSETS
Accounts receivable, net	$2,394	$2,406	$(12)
Prepaid and other current assets	458	389	69
Fixed assets, net	924	1,022	(98)
Other non-current assets	468	415	53
LIABILITIES
Deferred revenue and accrued expenses	1,357	1,464	(107)
Other current liabilities	814	873	(59)
Deferred tax liabilities	691	592	99
Provision for liabilities	546	534	12
EQUITY
Retained earnings	1,270	1,203	67

	Six Months Ended June 30, 2018
Statement of Cash Flows	As Reported	Balances Without Adoption of ASC 606	Effect of Change
Net cash from operating activities	$395	$419	$(24)
Capitalized software costs	(25)	(49)	24

This change is a result of moving a portion of capitalized software related to client system implementations from Investing activities to Operating activities within the Statement of Cash Flows.